Exhibit 10.7

QUARTZ SAND PRODUCTS PURCHASE AGREEMENT

This Agreement, effective the 15th day of February, 2005, by and between UNIMIN CORPORATION, a Delaware corporation having its principal office at 258 Elm Street, New Canaan, Connecticut 06840 (hereinafter called “Seller), and GE QUARTZ, INC., a Delaware corporation having its principal office at 22557 West Lunn Road, Strongsville, Ohio 44149 (hereinafter called “Buyer”).

WITNESSETH:

WHEREAS, Buyer desires to purchase Quartz Sand Products (as hereinafter defined) from Seller for use as a raw material for the production of fused quartz products, and Seller wishes to sell Quartz Sand Products to Buyer,

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Purchase and Sale Obligation:

(a) Subject to the price provisions and other terms set forth in this Agreement, and in accordance with the terms of subsection (d) of this Section 1, during the approximately six-year term of this Agreement Seller shall sell to Buyer and Buyer shall purchase from Seller (in accordance with the provisions of the price list set forth in Schedule A attached hereto): (i) the quantities of [***] set forth below by December 31st of each Contract Year (as hereinafter defined), with the cumulative count commencing, subject to the final sentence of Section 4 hereof, on the date of execution and delivery hereof:

Legend

***	- indicates Confidential Terms redacted pursuant to Rule 406. Such redacted material has been filed separately with the Securities Exchange Commission.

By December 31st of Contract Year:	Buyer Shall Cumulatively Purchase:
2005	[***]
2006	[***]
2007	[***]
2008	[***]
2009	[***]
2010	[***]

(each such cumulative amount called a “Cumulative Purchase Commitment”), (ii) subject to the limitations on Seller’s obligations to ship [***] set forth in Section 3(c) hereof, such additional amounts of [***] as Buyer shall order for [***] (as that phrase is defined in Section 6 hereof) from time to time, and (iii) such quantities of [***] (collectively the [***] and individually an [***]) as shall be required by Buyer.

(b) Notwithstanding the compliance by Buyer with the Cumulative Purchase Commitment set forth in subsection (a) of this Section 1, and in accordance with the terms of subsection (d) of this Section 1, with respect to purchases and sales of [***], in each of Contract Year 2005 and Contract Year 2006 Buyer shall purchase from Seller a minimum of [***], and in each of Contract Year thereafter Buyer shall purchase from Seller a minimum of [***]; provided, however, that Buyer shall have the right to designate solely one Contract Year after Contract Year 2006 as a “Low Yearly Purchase Commitment Contract Year” by written notice given to Seller during the Low Yearly Purchase Commitment Contract Year, but given no later than October 1st of the Low Yearly Purchase Commitment Contract Year, if, and only if, as of the December 31st immediately preceding the Low Yearly Purchase Commitment Contract Year, the cumulative tons of [***], including for this purpose the Qualifying [***] Tons (as hereinafter defined), purchased under this Agreement exceed Buyer’s Cumulative Purchase Commitment as of that December 31st by not less than [***]. The consequence of such a designation is that solely during the Contract Year designated as the Low Yearly Purchase Commitment Contract

Year, in lieu of a commitment to purchase [***] of [***] (including Qualifying [***] Tons), Buyer’s commitment to purchase [***] (including Qualifying [***] Tons) from Seller shall be reduced from said [***] figure by the amount of such excess (but in no instance shall it be reduced to a commitment quantity less than [***]) rather than being [***]. For purposes of this Agreement, each Contract Year’s [***] or [***] (as the case may be) [***] purchase commitment contained in this subsection (b) is hereinafter called a “Yearly Purchase Commitment” for that Contract Year; provided, however, that if there shall be a Low Yearly Purchase Commitment Contract Year, then Buyer shall instead be committed to purchase the quantity of [***] (including Qualifying [***] Tons) not less than [***] nor greater than [***] that is determined as set forth above, and that said commitment shall be the “Yearly Purchase Commitment” for the Contract Year in which the Low Yearly Purchase Commitment Contract Year occurs.

(c) All minimum tonnage purchase requirements (whether a Cumulative Purchase Commitment or a Yearly Purchase Commitment) described in subsections (a) and (b) of this Section 1 refer to purchases of [***] or Qualifying [***] Tons. Said minimum tonnage purchase requirements do not refer to the [***]. All references in this Agreement and its Schedules to “tons” are references to short tons (i.e., 2,000 pounds). As used in this Agreement, the term “Quartz Sand Products” means the [***] and [***], taken together; and the term “Quartz Sand Product” means, separately, any individual [***] and [***].

(d) For all purposes of measuring Buyer’s compliance with the Cumulative Purchase Commitment as of each December 31st and with each Contract Year’s Yearly Purchase Commitment, and for all purposes of measuring the cumulative tons of [***] purchased as of a December 31st in order to determine qualification of a Contract Year to be considered as a Low

Yearly Purchase Commitment Contract Year, and for all purposes of calculating liquidated damages pursuant to subsections (a) and (b) of Section 10, the following counting rules shall apply: (i) [***] purchased during a Contract Year by an Affiliate (as hereinafter defined in this subsection (d)) of Buyer shall be counted toward fulfilling said commitment of Buyer with respect to that Contract Year, (ii) each ton of [***] purchased by Buyer hereunder during a Contract Year shall count as one ton of [***] purchased during that Contract Year, and (iii) in any Contract Year during which Buyer purchases hereunder more than [***] of [***], the number of tons by which those purchases of [***] in that Contract Year exceed [***] shall count as an equal number of tons of [***] purchased during that Contract Year. As used in this Agreement, the term “Qualifying [***] Tons” means, with respect to any Contract Year, tons of [***], [***] and [***] purchased by Buyer hereunder during that Contract Year plus the number of tons of [***] counted as tons of [***] pursuant to the foregoing provision of this Section 1(d). As used in this Agreement, an “Affiliate” of any party means a corporation or other entity controlled by such party, or which controls such party, or which is controlled by a corporation or entity that controls such party. Quartz Sand Products [***] shall be deemed to be purchased when title has passed to Buyer pursuant to [***], which is attached hereto as Exhibit 1 [***]. Quartz Sand Products shipped directly for use by Buyer and not [***] shall be deemed to be purchased when shipped. Regardless of whether Buyer segregates [***], consumes such Quartz Sand Product without ever placing it in [***], or handles it in any other manner, all shipments by Seller to Buyer under this Agreement of [***] shall be considered [***], and Seller shall have no obligation to make any [***] pursuant to this Agreement.

2. Quartz Sand Product Specifications and [***]:

(a) The specifications for the various Quartz Sand Products are set forth in Appendices A, B and C (the “Specifications”) to the Quality Procurement Specification document attached hereto as Schedule B. The Specifications may be modified from time to time by written agreement of the parties. Under no circumstances shall Buyer be required to accept or purchase any Quartz Sand Product that does not comply with the Specifications as in existence on the date such product was produced. Unless otherwise agreed in advance by Buyer, all Quartz Sand Products purchased hereunder shall be produced from material mined at Seller’s locations in Western North Carolina as they shall then exist.

(b) It is understood that Seller may reactivate its [***] for the production of Quartz Sand Products and of feedstock for Quartz Sand Products, in part to meet Buyer’s needs under this Agreement for Quartz Sand Products. If the [***] shall be reopened, Seller shall notify Buyer in writing (i) when Seller first completes production of [***] at the [***] that meets the Specifications for [***], and (ii) separately for each [***], when Seller first completes production of each [***] made from material processed in [***] that meets [***] for such [***] (each such notice being called a “[***] Commencement Notice” with respect to the particular Quartz Sand Product as to which the notice is given). Seller shall not give a [***] Commencement Notice as to [***], [***], [***] prior to the latter of (x) the expiration of the [***] No Ship Period for [***] (as defined in subsection (e) of this Section 2) or (y) January 1, 2007. Upon Buyer’s receipt of each [***] Commencement Notice, and continuing until the end of the term or earlier termination of this Agreement, Buyer shall use all commercially reasonable best efforts to [***]. Seller will fully and completely afford to Buyer all commercially reasonable cooperation in this qualification effort (such efforts not requiring Seller to supply to

Buyer information of the type that Seller does not supply to Buyer pursuant to Section 7 hereof). Buyer will report to Seller as Seller shall reasonably request from time to time on the progress of such qualification efforts in Buyer’s facilities and with Buyer’s customers (although Buyer shall be under no obligation to disclose the identity of any of its customers by name).

(c) If, at any time after Seller shall have reactivated such production at the [***] as contemplated in subsection (b) or (d) of this Section 2, Seller shall cease all production of both Quartz Sand Products and feedstock for Quartz Sand Products at the [***] for an expected period of eight consecutive weeks or more, Seller shall promptly so notify Buyer in writing (such notice being called a “[***] Shutdown Notice”). Upon receipt of a [***] Shutdown Notice, Buyer’s obligations under subsection (b) of this Section 2 to qualify Quartz Sand Products made in (or made from material processed in) the [***] shall be suspended, subject to resumption as contemplated under subsection (d) of this Section 2 (through the reference in said subsection (d) to said subsection (b)).

(d) If, after the issuance of any [***] Shutdown Notice, the [***] shall again be reopened, Seller shall notify Buyer in writing (i) when Seller first completes production of [***] at the [***] that meets [***] for [***], and (ii) separately for each [***], when Seller first completes production of each [***] made from material processed in the [***] that meets [***] for such [***] (each such notice being called a “[***] Re-Commencement Notice” with respect to the particular Quartz Sand Product as to which the notice is given). Upon Buyer’s receipt of each [***] Re-Commencement Notice, the respective obligations of Seller and Buyer hereunder shall be those set forth in subsection (b) of this Section 2 as if Buyer had received a [***] Commencement Notice with respect to such Quartz Sand Product.

(e) As used herein, separately with respect to each Quartz Sand Product, the “[***] No Ship Period” is a period commencing on the date the [***] Plant Commencement Notice is given as to such Quartz Sand Product and ending on the date 64 weeks after the giving of such notice; provided, however, that if Seller shall send a [***] Shutdown Notice prior to the end of said 64-week period then instead, as to such Quartz Sand Product, the “[***] No Ship Period” is the period commencing on the date the [***] Commencement Notice is given as to such Quartz Sand Product and ending on the date which is the Applicable Number of Weeks (as hereinafter defined) after the giving of such notice. The “Applicable Number of Weeks” with respect to any Quartz Sand Product is the sum of (i) 64 weeks, plus (ii) the number of weeks from the date a [***] Shutdown Notice is first given to the date a [***] Re-Commencement Notice is given as to such Quartz Sand Product, plus (iii) if the number in item (ii) immediately above is 10 or more, then 4 additional weeks, and if the number in said item (ii) is less than 10, then zero additional weeks.

(f) Except with the express written discretionary consent of Buyer, no Quartz Sand Product made in (or made from material processed in) the [***] shall be shipped to Buyer in fulfillment of any order by Buyer (whether [***]) until the expiration of the [***] No Ship Period with respect to that Quartz Sand Product. Immediately upon the expiration of the [***] No Shipment Period with respect to a Quartz Sand Product, and continuing until the end of the term or earlier termination of this Agreement, no Quartz Sand Product made in (or made from material processed in) the [***] shall be shipped to Buyer without a specific order allowing shipment from the [***], except that, notwithstanding the foregoing, Seller may ship to Buyer Quartz Sand Product as contemplated in subsection (g) of this Section 2, and each week Seller shall be entitled to [***] a quantity of [***] made in the [***] that is the greater of (i) if Seller

[***] that week, in order to fulfill Buyer’s order(s), more than [***] tons of [***], a quantity equal to the amount by which the number of tons of [***] shipped that week exceeds [***] tons or (ii) an amount permitted by Buyer in writing at Buyer’s discretion, which discretion shall be exercised in a commercially reasonable manner. Commencing no later than the end of the [***] No Ship Period with respect to [***], each drum of [***] shall contain a label indicating at what flotation plant it was produced.

(g) With respect to each [***], from and after the expiration of the [***] No Ship Period with respect to that [***] and continuing until the end of the term or earlier termination of this Agreement, each Contract Year Seller may ship to Buyer and affiliates of Buyer, in fulfillment of Buyer’s orders for that [***], a percentage of the total tons of that [***] shipped to Buyer and affiliates of Buyer (calculated together) hereunder that Contract Year up to but not exceeding the Applicable [***] Percentage (as hereinafter defined) with respect to that [***] (or such higher percentage or amount as shall be permitted in writing by Buyer at Buyer’s discretion). “Applicable [***] Percentage” means (i) with respect to [***], the percentage (of volume measured in tons) of [***] shipped that Contract Year by Seller to customers of Seller other than Buyer or affiliates of Buyer that was made from material processed in the [***]; (ii) with respect to [***], the percentage (of volume measured in tons) of [***] shipped that Contract Year by Seller to customers of Seller other than Buyer or affiliates of Buyer that was made from material processed in the [***]; (iii) with respect to [***], the percentage (of volume measured in tons) of [***] shipped that Contract Year by Seller to customers of Seller other than Buyer or affiliates of Buyer that was made from material processed in the [***]; (iv) with respect to [***], the percentage (of volume measured in tons) of [***] shipped that Contract Year by Seller to customers of Seller other than Buyer or affiliates of Buyer that was made from material processed in the [***]; and (v) with respect to [***], [***] and [***], the percentage (of volume measured in tons) of [***], [***] and [***] (all three such [***] being considered in the aggregate) shipped that Contract Year by Seller to customers of Seller other than Buyer or affiliates of Buyer that was made from material processed in the [***].

(h) Any Quartz Sand Product made in (or made from material processed in) the [***] that is shipped to Buyer as contemplated in this Section 2 shall conform to [***].

3. Additional Requirements:

(a) Internal Usage of [***]. In no Contract Year shall Buyer order from Seller, nor shall Seller be obligated to sell to Buyer, a number of tons of [***] which exceeds Buyer’s internal usage of [***] for Buyer’s production of fused quartz products or items (as herein defined). As used herein, (i) the term “fused quartz product or item” means a product or item composed of natural quartz raw material which has been melted or composed of both natural quartz raw material and synthetic silica which have been melted, in either case with no additives therein or with only very small quantities of additives therein and (ii) “Buyer’s internal usage” means the total expected needs of Buyer and its Affiliates for use in their current production of fused quartz products or items as well as normal stocking requirements for expected future production of fused quartz products or items.

(b) Pattern of Periodic Orders for Quartz Sand Products Other Than [***]. Buyer shall use commercially-reasonable efforts to order each grade of Quartz Sand Product (other than [***]) in reasonably consistent monthly quantities. The parties recognize that demand for Buyer’s products may cause fluctuations in Buyer’s monthly orders.

(c) [***] Matters; Maximum Shipment Obligations. Subject to subsection (d) of this Section 3, from the date of this Agreement through June 30, 2005, in no week shall Seller be required under this Agreement to [***] more than [***] except to the extent that a higher number of tons for a specific week shall be agreed upon from time to time by Buyer and Seller pursuant to this subsection (c). For purposes solely of the immediately preceding sentence, any [***] shipped by Seller to Buyer pursuant to the Interim Period Quartz Sand Products Purchase Agreement dated December 30, 2004, as amended by Amendment to Interim Period Quartz Sand Products Purchase Agreement dated January 18, 2005, the Second Amendment to Interim Period Quartz Products Purchase Agreement dated January 28, 2005, the Third Amendment to Interim Period Quartz Products Purchase Agreement dated February 4, 2005 and the Fourth Amendment to Interim Period Quartz Products Purchase Agreement dated February 11, 2005, each between Seller and Buyer (as so amended, the “Existing Interim Agreement”), and as further amended by the following sentence of this Agreement (as so amended, hereinafter called the “Interim Agreement”), during any week shall be deemed to be [***] that week pursuant to this Agreement, even though it was not [***] and was not shipped pursuant to this Agreement. The Existing Interim Agreement is hereby amended by deleting the date “February 18, 2005” where it appears in Section 1 thereof and by inserting in its place the date of this Agreement. Any Quartz Sand Product shipped by Seller to Buyer on the date of this Agreement shall be deemed to have been shipped, purchased and sold pursuant to the Interim Agreement rather than pursuant to this Agreement. From July 1, 2005 until the end of the term or earlier termination of this Agreement, in no calendar month shall Seller be required under this Agreement to [***] more than [***] of [***] except to the extent that a higher number of tons for a specific month shall be agreed upon from time to time by Buyer and Seller pursuant to this subsection (c), provided, however, that from and after July 1, 2005, in no week shall Seller be required under this Agreement to [***] more than [***] except to the extent that a higher number of tons for a specific week shall be agreed upon from time to time by Buyer and Seller pursuant to this subsection (c). For all purposes of this subsection (c), a week shall consist of each seven-day period commencing with Monday and ending with Sunday. Prior to the beginning of each calendar month, Buyer shall deliver to Seller in writing its good-faith rolling forecast of its requirements for shipments of [***] during the upcoming three months on a week-by-week basis. Each of the three maximum [***] tonnage shipment commitment figures contained in the foregoing provisions of this subsection (c) (those being [***] tons per week, [***] tons per month, and [***] tons per week) is hereinafter in this subsection (c) called a “Maximum Commitment” with respect to the one-week period or one-month period during which it is applicable under said provisions. if Buyer shall desire that Seller [***] in any week or month specified by Buyer (such one-week or one-month period being hereinafter called a “Proposed Ceiling Exception Period”) in excess a Maximum Commitment, Buyer may give written notice to Seller (such a notice being called a “Ceiling Exception Request”) no earlier than 13 weeks prior to the commencement of the Proposed Ceiling Exception Period, stating the number of tons of [***] Buyer requests that Seller [***] during the Proposed Ceiling Exception Period. Within a reasonable period of time after Seller’s receipt of a Ceiling Exception Request, Seller shall give Buyer written notice to the effect of one of the following three (3) alternatives: (alternative 1) that Seller agrees to [***] during the Proposed Ceiling Exception Period the quantity of [***] requested in the Ceiling Exception Request (rounded to the nearest truckload); or (alternative 2) that Seller declines to ship during the Proposed Ceiling Exception Period the quantity of [***] requested in the Ceiling Exception Request, but does agree to [***]that period [***] a specified alternative number of tons of [***] in excess the applicable Maximum Commitment; or (alternative 3) that Seller declines to ship during the Proposed Ceiling Exception Period the quantity of [***] requested in the Ceiling Exception Request, but does agree to [***]that period [***] the Maximum Commitment of [***]. If, at the time Seller responds to Buyer’s Ceiling Exception Request, Seller believes that it can [***] the requested number of tons (rounded to the nearest truckload) of [***] during the Proposed Ceiling Exception Period without there being a “Shipping Schedule Risk” (as hereinafter defined), Seller shall give Buyer notice to the effect set forth in “alternative (1)” above. If, at the time Seller responds to Buyer’s Ceiling Exception Request, Seller believes that it cannot [***] the requested number of tons (rounded to the nearest truckload) of [***] during the Proposed Ceiling Exception Period without there being a Shipping Schedule Risk, but that it can [***] some lower number of tons of [***] (rounded to the nearest truckload) during the Proposed Ceiling Exception Period that is in excess of a Maximum Commitment without there being a Shipping Schedule Risk, Seller shall give Buyer notice to the effect set forth in “alternative (2)” above, which notice shall specify a number of tons of [***] which, when rounded down to the nearest truckload, is the highest number of tons of [***] that Seller believes it can [***] during the Proposed Ceiling Exception Period without there being a Shipping Schedule Risk. If, at the time Seller responds to Buyer’s Ceiling Exception Request, Seller believes that it cannot [***] the requested number of tons (rounded to the nearest truckload) of [***] during the Proposed Ceiling Exception Period without there being a Shipping Schedule Risk, and that it cannot [***] some lower number of tons of [***] during the Proposed Ceiling Exception Period that, when rounded to the nearest truckload, is in excess of a Maximum Commitment, without there being a Shipping Schedule Risk, Seller shall give Buyer notice to the effect set forth in “alternative (3)” above. Seller’s failure to respond in writing to a Ceiling Exception Request within a reasonable period of time after Seller’s receipt thereof shall be deemed written notice by Seller to Buyer of the response of “alternative (3)” above. Seller’s timely written response selecting one of the three above numbered alternatives, or the selection of “alternative (3)” above by means of Seller’s lack of response as envisaged in the immediately preceding sentence, shall be deemed, for all purposes of this Agreement, including without limitation the first and third sentences of this subsection (c), to be an agreement between Buyer and Seller that the number of tons of [***] which Seller agrees to [***]t in the particular above numbered alternative selected by Seller shall be the number of tons of [***] to be [***] by Seller [***] during the Proposed Ceiling Exception Period. A “Shipping Schedule Risk” means Seller’s belief that [***] the quantity of [***] at issue (rounded to the nearest truckload) pursuant to this Agreement during the applicable Proposed Ceiling Exception Period (while observing Seller’s obligations pursuant to Section 2(f) hereof during the period prior to the expiration of the [***] No Ship Period with respect to [***]) would either (i) create an unacceptable business risk that Seller would not be able to ship one or more products produced at any of its high purity quartz operations to any customer (including Buyer) in a timely manner (including being able to ship orders not yet submitted to Seller, but as to which Seller believes there is a reasonable chance that they will be submitted to Seller) or (ii) be impractical in light of the proximity of the Proposed Ceiling Exception Period at the time the Ceiling Exception Request is received by Seller; and for purposes of this definition, the foregoing reference to “(including Buyer)” refers to all products shipped to or purchased by Buyer from Seller either under this Agreement (including [***]) or otherwise that are produced at those high purity quartz operations but, to the extent it would refer to [***] of [***], it shall assume shipment of exactly the Maximum Commitment number of tons of [***] every week or month (as the case may be) except that, as to each week or month (as the case may be) as to which Buyer and Seller have theretofore agreed upon a higher number of tons of [***] pursuant to this subsection (c), it shall assume that higher number of tons for that week or month; provided, however, that if Buyer shall make a Ceiling Exception Request for a Proposed Ceiling Exception Period falling partly or wholly prior to the expiration of the [***] No Ship Period with respect to [***], and if Buyer, in that Ceiling Exception Request, exercises its express written discretionary consent pursuant to Section 2(f) hereof to have [***] made at the [***], then the definition of “Shipping Schedule Risk” shall be interpreted, solely in such instances, as if the language reading “while observing Seller’s obligations pursuant to Section 2(f) hereof during the period prior to the expiration of the [***] No Ship Period with respect to [***]” were instead deemed to read “without observing Seller’s obligations pursuant to Section 2(f) hereof with respect solely to the number of tons of [***] in excess of the Maximum Commitment during the Proposed Ceiling Exception Period”. Buyer understands that Seller has advised Buyer that, due to Seller’s production scheduling, submitting a Ceiling Exception Request less than four weeks prior to the commencement of a Proposed Ceiling Exception Period may substantially increase the likelihood that there will be a Shipping Schedule Risk; that, due to Seller’s production scheduling, submitting a Ceiling Exception Request more than eight weeks (rather than just four weeks) prior to the commencement of a Proposed Ceiling Exception Period may sometimes decrease the likelihood that there will be a Shipping Schedule Risk; and that, when business is strong in the end-use industries that generate purchases of high purity quartz, submitting a Ceiling Exception Request close to the Proposed Ceiling Exception Period rather than submitting it eight weeks prior thereto may increase very substantially the likelihood that there will be a Shipping Schedule Risk.

(d) Additional Tons. Seller represents and warrants to Buyer that from January 1, 2005 through February 11, 2005, Seller shipped to Buyer, pursuant to the Interim Agreement, [***] of [***]. In satisfaction of Seller’s maximum weekly [***] shipment obligation set forth in the first sentence of subsection (c) of this Section 3 with respect to the week ending February 20, 2005, Seller shall [***] during said week a number of tons of [***] equal to the amount, if any, by which [***] exceeds the number of tons shipped by Seller to Buyer during said week pursuant to the Interim Agreement. In reliance on the representation and warranty in this subparagraph (d), the parties agree that in addition to any other Quartz Sand Products otherwise required to be shipped hereunder, Seller shall [***] tons of [***] no later than March 11, 2005 in accordance with the terms of this Agreement.

4. Term: The term of this Agreement shall be for a period of approximately six (6) years commencing at the execution and delivery hereof (the “Effective Date”) and lasting through December 31, 2010, unless earlier terminated in accordance with the terms hereof. As used in this Agreement “Contract Year” means any calendar year during the term of this Agreement, provided that the first Contract Year shall be the period commencing on the Effective Date and ending on December 31, 2005. Notwithstanding the foregoing, all purchases of [***] made pursuant to the Interim Agreement shall be deemed to be purchases made in Contract Year 2005 under this Agreement for purposes of Buyer’s Cumulative Purchase Commitment as measured at December 31, 2005, for purposes of Buyer’s Yearly Purchase Commitment for the Contract Year 2005, for purposes of the calculations pursuant to Section 1(b) hereof, and for the calculation of Qualifying [***] Tons.

5. Price: The prices per short ton and the packaging charges to be charged by Seller and paid by Buyer for various Quartz Sand Products, F.O.B. Seller’s, Spruce Pine, North Carolina vicinity plants, are set forth on Schedule A hereto.

6. Quantities/Deliveries of [***]: Buyer shall maintain a [***] in accordance with the terms set forth in the [***]. “Delivery” of [***] shall occur when it is removed from inventory and passes to Buyer [***], but risk of loss occurs as set forth in Section 14 hereof. References herein to [***] mean [***] into the [***] maintained pursuant to [***].

7. Variation Reduction. During the term of this Agreement, the parties will engage in a process to exchange certain information on [***] as set forth in this Section 7.

(a) It is envisioned that, when requested by Buyer to do so, Seller will provide Buyer with then-recent [***] on [***] of Seller in the [***]. It is also envisioned that Seller will provide Buyer with prior written notice of any [***] (as hereinafter defined). For purposes of this Section 7, a [***] means a process change in Seller’s facilities which Seller believes (A) may reasonably cause [***] as then in effect, or (B) will substantially [***]), which [***] is currently [***] on a regular basis by Seller. [***] might include but are not limited to: [***] that could affect [***] or [***], [***] of [***] and [***]. If Buyer shall at any time or from time to time be concerned about the [***] of any [***] with any Quartz Sand Product purchased from Seller, and shall discuss with Seller any [***] in an effort to understand the [***], Buyer shall disclose to Seller, upon Seller’s request, significant [***] of Buyer that might have [***].

(b) All data provided by Seller to Buyer pursuant to this Section 7 will be coded to preserve absolute confidentiality, in recognition of the facts that [***]. Accordingly, [***] which Seller chooses to include in its reporting to Buyer under the first sentence of Section 7(a) will not be identified (except by a letter, such as [***] the results of each [***] will not identify either what the [***]; and the results may be [***] to [***]. In addition, [***] which Seller discloses to Buyer will in no way be identified; instead Seller will simply note the planned implementation date of that [***] and will identify to Buyer, in a manner that Seller believes will avoid risks of disclosure of confidential information, certain steps being taken by Seller so that such [***] will be unlikely to cause the [***]. In making any disclosure to Seller about changes in Buyer’s [***] that may have [***] to Buyer’s [***], Buyer may elect to [***], in recognition of the facts that [***].

(c) Except as agreed upon in a writing which expressly states that it is intended to modify this Section 7(c) and is signed on behalf of the parties by their respective presidents:

(i) NEITHER BUYER NOR SELLER MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION PROVIDED TO THE OTHER PARTY PURSUANT TO THIS SECTION 7.

(ii) Neither Buyer nor Seller shall be permitted to assert any claim against the other with respect to, or based in part or in whole upon, any information provided pursuant to this Section 7.

(iii) No information provided pursuant to this Section 7 shall affect either party’s rights or obligations under the terms of this Agreement, including but not limited to the quantity or timing of purchase or sale commitments.

(iv) No information provided pursuant to this Section 7 shall modify or affect the [***].

(v) No information provided pursuant to this Section 7 shall be the basis for invocation of rights for force majeure pursuant to Section 11 hereof.

(d) Each party hereto recognizes that [***] (and information derived therefrom) of Seller and [***], as well as other non-public information regarding the other party’s [***] which may be learned in the course of performing this Agreement, constitutes confidential information of the disclosing party (the foregoing being collectively called “Confidential Information”). Therefore, each receiving party will (i) keep strictly confidential all Confidential Information; (ii) disclose Confidential Information only to its employees who have a substantial business need to know the Confidential Information and are informed of the substance of the provisions of this paragraph (d); and (iii) continue to be bound by the obligations in this paragraph (d) until the latter of (A) three (3) years after the last day of the term of this Agreement, and (B) the date on which Buyer (or its successor) shall not have purchased any [***] or other Quartz Sand Product from Seller (or its successor) for three (3) consecutive years. “Confidential Information” shall not include information which is in the public domain; information which the receiving party can establish was known to it (without in any way being supplemented by the use of any information supplied by the disclosing party pursuant to this Section 7 or pursuant to Section 7 of the Prior Agreement, as defined below) on the date on which such information was received hereunder; information which enters the public domain through no act (directly or indirectly) on the part of the receiving party or its employees; information which the receiving party learned from a third party not bound by any confidentiality obligation to the other party to this Agreement concerning such information; and information which the receiving party can establish was independently developed by the receiving party or its employees without reference to any information supplied by the disclosing party pursuant to this Section 7 or pursuant to Section 7 of the Quartz Sand Products Purchase Agreement between the parties hereto effective January 1, 2000 (the “Prior Agreement”). Each disclosing party shall have all rights under law and equity to enforce this provision against the party who breaches the obligations created by this provision. The parties acknowledge their continuing obligations to comply with the requirements of paragraph 7(d) of the Prior Agreement with respect to all Confidential Information (as defined therein) received under the Prior Agreement.

(e) Notwithstanding anything to the contrary contained herein, the parties hereto and their employees shall be entitled, without liability hereunder, to disclose Confidential information if legally compelled to do so by any judicial or administrative body having authority to compel such disclosure. Unless such notice is prohibited by law, any party compelled to make disclosure shall first notify, as promptly as reasonably possible, the party whose information is to be disclosed in order that such party may, at its sole expense, seek an appropriate protective order or other remedy. Any party disclosing information under this subparagraph (e) shall disclose only such Confidential Information as, in the opinion of its legal counsel, is required in order to fulfill its legal requirements.

8. Governmental Charges: In all purchases of Quartz Sand Products under this Agreement, in addition to the purchase price, Buyer agrees to pay Seller the amount of all U.S. federal, state or local taxes, defined to be transactional taxes, excise taxes and/or other transactional charges, that Seller may be required to pay with respect to the [***], sale or transportation, or delivery of Quartz Sand Products; excluding, however, franchise taxes, income taxes and all similar levies (but not excluding any of such taxes attributable to [***]). Seller shall separately identify all such amounts in its invoices to Buyer.

9. Payment: Each [***] shall be invoiced as described in Exhibit 1 hereto. Payment terms for all Quartz Sand Products [***]. However, for invoices with respect to sales occurring on or after [***].

10. Liquidated Damages: The parties hereto agree and acknowledge that in the case of any breach of a Cumulative Purchase Commitment or a Yearly Purchase Commitment, not otherwise excused by this Agreement, or any breach by Buyer of a Force Majeure Undertaking: (1) liquidated damages equal to [***] of the purchase price of [***]: (A) are reasonable as a forecast of the anticipated actual harm which would be caused by such breach and (B) are not unreasonably large or in the nature of or the magnitude of a penalty, (2) actual damages would be difficult to compute and (3) otherwise obtaining an adequate remedy would be inconvenient or not feasible. Accordingly:

(a) In the event that Buyer fails to meet a Cumulative Purchase Commitment with respect to any December 31st of any Contract Year or a Yearly Purchase Commitment with respect to any Contract Year (in the case of either such failure, hereinafter called a “Shortfall”), Buyer shall be obligated to pay Seller, as liquidated damages, an amount equal to (i) [***] of the per ton price of [***] under this Agreement for that Contract Year multiplied by (ii) the greater of (A) number of tons by which Buyer’s cumulative purchases of [***] hereunder through December 31st of that Contract Year (including for this purpose Qualifying [***] Tons) are less than the Cumulative Purchase Commitment with respect to December 31st of that Contract Year or (B) the number of tons by which Buyer’s purchases of [***] that Contract Year (including for this purpose Qualifying [***] Tons) are less than the Yearly Purchase Commitment with respect to that Contract Year; provided, however, Buyer shall not be liable for a Shortfall, or portion thereof, as the case may be, which (i) is the result of Seller’s election pursuant to Section 12 hereof to allocate product or (ii) except to the extent provided in paragraph (b) of this Section 10, is caused by a Force Majeure event contemplated by Section 11 hereof. Accordingly, at the end of any Contract Year, if there is a Shortfall, to the extent that it is not attributable to such a Force Majeure event (except to the extent provided in paragraph (b) of this Section 10) or such allocation of [***] by Seller, then by January 20th immediately following that Contract Year Seller shall send Buyer written notice of the amount of the liquidated damages due in accordance with this provision, and Buyer shall pay Seller a liquidated damages payment, calculated in accordance with this provision, by January 30th immediately following that Contract Year.

(b) In the event that Buyer fails to comply with a Force Majeure Undertaking (also a “Shortfall”), Buyer shall be obligated to pay Seller, as liquidated damages, an amount equal to (i) [***] of the per ton price of [***] under this Agreement for the applicable Contract Year or Contract Years multiplied by (ii) the amount by which the Historical Unimin Fraction multiplied by the total number of tons of [***] Product purchased by Buyer during the applicable Fraction-Based Purchase Commitment Purchase Period exceeds the number of tons of [***] (including for this purpose Qualifying [***] Tons) purchased by Buyer during that Fraction-Based Purchase Commitment Period; provided, however, Buyer shall not be liable for a Shortfall, or portion thereof, as the case may be, which is the result of Seller’s election pursuant to Section 12 hereof to allocate product. Accordingly, at the end of any Contract Year, if there is a Shortfall attributable to failure to comply with a Force Majeure Undertaking, to the extent that it is not attributable to such allocation of [***] by Seller, then by January 20th immediately following that Contract Year Seller shall send Buyer written notice of the amount of the liquidated damages due in accordance with this provision, and Buyer shall pay Seller a liquidated damage payment, calculated in accordance with this provision, by January 30th immediately following that Contract Year.

(c) With respect to paragraph (a) of this Section 10, payment of liquidated damages shall constitute fulfillment of Buyer’s Cumulative Purchase Obligation and Yearly Purchase Obligation for the Contract Year in which the Shortfall occurs.

(d) With respect to paragraph (b) of this Section 10, payment of liquidated damages shall constitute fulfillment of Buyer’s Force Majeure Undertaking with respect to that Fraction-Based Purchase Commitment Period.

(e) Notwithstanding the provisions of subsection (a) or (b) of this Section 10, if, following written notice of liquidated damages given by Seller to Buyer pursuant to said subsection (a) or (b), Buyer reasonably believes that there has been no Shortfall or that the amount of the Shortfall is less the Real Amount of the Shortfall (as defined below in this subsection (e)), then there is a good-faith dispute about the amount of liquidated damages payable under this Section 10; and in the case of such a dispute, Buyer shall be obligated to pay Seller, by January 30th immediately following the Contract Year as to which liquidated damages are being calculated, solely that portion of the liquidated damages payment which, at that time, is not in good-faith dispute; and instead of paying the good-faith disputed amount of the liquidated damages by said January 30th, Buyer shall pay the remaining amount (if any) of liquidated damages owed with respect to said Contract Year in accordance with this subparagraph (e). The parties recognize that when there is such a dispute about the amount of the liquidated damages payable pursuant to this Section 10, the amount of the liquidated damages payment that Buyer is in fact required to pay to Seller pursuant to subsection (a) or (b) if this Section 10 is the Real Amount of the Shortfall (as defined below). The parties agree that in the case of such a good-faith dispute, by no later than February 28th immediately following the Contract Year as to which liquidated damages are being calculated, Buyer shall pay Seller (including crediting Buyer with any payment made by it of the undisputed amount due by January 30th as provided above) the greater of (x) liquidated damages calculated in accordance with the formula in said subsection (a) or (b) (as the case may be) on Buyer’s then good-faith estimate of the Shortfall or (y) the lesser of the following two amounts: (I) liquidated damages calculated in accordance with the formula in said subsection (a) or (b) (as the case may be) on [***] of the Real Amount of the Shortfall or (II) liquidated damages calculated in accordance with the formula in said subsection (a) or (b) (as the case may be) as if the Shortfall were the Real Amount of the Shortfall minus [***] tons. The parties further agree that in the case of such a good-faith dispute, by April 30th immediately following that Contract Year, Buyer shall pay Seller [***] of the liquidated damages calculated in accordance with the formula in said subsection (a) or (b) (as the case may be) on the Real Amount of the Shortfall (including payments made prior to April 30th as contemplated by this subsection (e)). The “Real Amount of the Shortfall” means the amount of the Shortfall when ultimately counted and calculated correctly, whether that amount eventually is agreed upon by the parties, or is determined by the finder of fact in a dispute resolution proceeding; and the parties understand that the calculations pursuant to this subsection (e) will generally need to be made with only uncertain knowledge about the Real Amount of the Shortfall but that, nevertheless, this Section 10 will require Buyer to make payments of liquidated damages by certain dates, the calculation of which are a function of the Real Amount of the Shortfall. If there is a dispute about the amount of liquidated damages payable under this Section 10, Buyer and Seller will cooperate with each other promptly and in good faith, both before and after the making of the payments required by this subsection (e), for the purposes of determining the Real Amount of the Shortfall.

11. Force Majeure:

(a) Except as otherwise specified in paragraphs (b) and (c) of this Section 11, neither party shall be liable for non-performance or delay in performance under the terms of this Agreement to the extent such non-performance or delay is caused by any contingency beyond its reasonable control, including, but not limited to, acts of God, fires, floods, wars, terrorism, force of arms, embargoes, strikes, or transportation difficulties; shortages of or inability to obtain any power, fuel, chemicals, transportation or labor, inability to obtain equipment or replacement parts; accidents, explosions, sabotage, civil commotion or riots, and court decrees; or due to any governmental law, rule, regulation, order, request, instruction or injunction, whether valid or invalid (including, but not limited to, priorities, requisitions, allocations and price adjustment restrictions); provided that upon the occurrence of any such contingency, the party so affected shall give notice of such occurrence to the other party. In addition, the party so affected shall, within a commercially reasonable time, assess the extent to which it is economically reasonable to it to mitigate the adverse effects of such contingency and, to the extent (if any) that it determines that it is economically reasonable, it will endeavor to take commercially-reasonable mitigation measures, thereby endeavoring to effect a partial or complete removal of such contingency. Upon the occurrence of any such contingency, the party so affected shall have the right to suspend or reduce deliveries or purchases during the period of such contingency. For all purposes of interpretation of this Section 11, a “contingency beyond its reasonable control” shall not include any adverse change in the market conditions for the sale of any or all products produced by Buyer or produced by Seller.

(b) Notwithstanding the provisions of paragraph (a) of this Section 11, and except as set forth in paragraph (c) of this Section 11:

(i) In no case shall any one or more contingencies on Buyer’s part excuse Buyer’s obligation to purchase the cumulative quantity of [***] specified in Section 1 hereof as a Cumulative Purchase Commitment or the quantity of [***] specified in Section 1 hereof as a Yearly Purchase Commitment for more than three months (the first three-month period of the occurrence thereof being called the “Force Majeure Limitation Period”; and the counting of the three months in order to determine that period, and for purposes of determining all other three-month periods referred to in this Section 11, beginning on the first day on which Buyer’s obligation is so excused), unless Buyer delivers to Seller (A) a written undertaking (a “Force Majeure Undertaking”) promising that the [***] (or, in place thereof, on a ton-for-ton basis, Qualifying [***] Tons) that Buyer shall purchase from Seller during the portion of the contingency beyond its reasonable control which follows the Force Majeure Limitation Period will constitute the “Historical Unimin Fraction” (as defined below) of Buyer’s purchases of “[***] Product” (as defined below) during the period beginning on the first day after end of the Force Majeure Limitation Period and ending at the end of the contingency for which Force Majeure is invoked under this Section 11 (a “Fraction-Based Purchase Commitment Period”), and during each portion of the Fraction-Based Purchase Commitment Period falling within a separate Contract Year, (B) a written certificate stating the number of tons of [***] and Qualifying [***] Tons purchased from Seller during the 12-month period immediately preceding the invocation by Buyer of this Section 11 for a contingency beyond its reasonable control (such 12-month period being the applicable “Force Majeure Base Period”) and stating the number of tons of [***] Product purchased from all suppliers (including Seller) during that Force Majeure Base Period. For purposes of this Agreement, “Historical Unimin Fraction” means the tons of [***] and Qualifying [***] Tons which Buyer purchased from Seller during that Force Majeure Base Period divided by all the tons of [***] Product purchased by Buyer during that Force Majeure Base Period; and “[***] Product” means [***], Qualifying [***] Tons any natural quartz products then being purchased by Buyer from other sources which are generally similar in chemical or physical characteristics to [***] (as used in this provision, “natural quartz product” means quartz (whether it is leached, processed, treated, purified and/or otherwise refined, or it is unrefined) derived from or consisting of quartz mineral deposits, but does not mean silica produced synthetically by precipitating silica from solution or otherwise forming silica by chemical means), provided that no Quartz Sand Product sold by Seller to Buyer, other than [***] and Qualifying [***] Tons, shall be deemed a [***] Product. Buyer’s rights under this Section 11 shall be extended beyond the Force Majeure Limitation Period only if Buyer complies with subclauses (A) and (8) of this clause (i). At Seller’s request, and subject to the provisions of Section 15 hereof, Buyer will document its compliance with its Force Majeure Undertaking.

(ii) If Buyer does not timely deliver the Force Majeure Undertaking or the certificate called for in clause (i) of this Section 11(b), then the Cumulative Purchase Commitment with respect to each December 31st during the term of this Agreement falling after the date on which the Force Majeure Limitation Period begins shall be reduced as follows:

(A) If the duration of the contingency or contingencies which excuse Buyer’s obligation under this Section 11 (the “Force Majeure Duration”) is less than three months, it shall be reduced by the product of the following multiplication: (I) the number of days of that Force Majeure which occurred on or before that December 31st multiplied by (II) the “Per Diem Cumulative Tonnage Commitment” (as hereinafter defined) for the Contract Year then ending.

(B) If the Force Majeure Duration is three months or longer and Buyer does not timely deliver the Force Majeure Undertaking and the certificate called for in said clause (i), it shall be reduced by the product of the following multiplication: (I) the Per Diem Cumulative Tonnage Commitment for the Contract Year then ending multiplied by (II) the number of days in the first three months of that Force Majeure.

(iii) If Buyer does not timely deliver the Force Majeure Undertaking or the certificate called for in clause (i) of this Section 11(b), then the Yearly Purchase Commitment with respect to the Contract Year (or each of the two Contract Years) during which such contingency or contingencies excuse Buyer’s obligations under this Section 11 shall be reduced as follows:

(A) If the Force Majeure Duration is less than three months, it shall be reduced by the product of the following multiplication: (I) the number of days of that Force Majeure which occurred during that Contract Year by (II) the “Per Diem Yearly Tonnage Commitment” (as hereinafter defined) for that Contract Year.

(B) If the Force Majeure Duration is three months or longer and Buyer does not timely deliver the Force Majeure Undertaking and the certificate called for in said clause (i), it shall be reduced as follows. If the date on which the Force Majeure Limitation Period begins is prior to October 2nd, it shall be reduced only in the Contract Year during which the Force Majeure Limitation Period begins, and shall be reduced in said Contract Year by the product of the following multiplication: (I) the Per Diem Yearly Tonnage Commitment for that Contract Year multiplied by (II) the number of days in the first three months of that Force Majeure. If the date on which the Force Majeure Limitation Period begins is after October 1st, it shall be (X) reduced in the Contract Year during which the Force

Majeure Limitation Period begins, and shall be reduced in said Contract Year by the product of the following multiplication: (I) the Per Diem Yearly Tonnage Commitment for that Contract Year multiplied by (II) the number of days of that Force Majeure which occurred during that Contract Year, and (Y) reduced in the immediately following Contract Year by the product of the following multiplication: (I) the Per Diem Yearly Tonnage Commitment for that immediately following Contract Year multiplied by (II) the amount by which 92 exceeds the number of days calculated in item (X)(II) of this subclause (B).

(iv) If the contingency or contingencies which excuse Buyer’s obligation last for more than three months and Buyer delivers the Force Majeure Undertaking and the certificate called for in said clause (i), then:

(A) the Cumulative Purchase Commitment with respect to each December 31st during the term of this Agreement falling after the date on which the Force Majeure Limitation Period begins shall be reduced by the sum of (X) the product of the following multiplication: (I) the Per Diem Cumulative Tonnage Commitment for the Contract Year then ending multiplied by (II) the number of days in the first three months of that Force Majeure, plus (Y) the amount (if any) by which (I) the product of the following multiplication: (a) the number of days of the Fraction-Based Purchase Commitment Period pertaining to that Force Majeure which occurred on or before that December 31st multiplied by (b) the Per Diem Cumulative Tonnage Commitment for the Contract Year then ending, exceeds (II) the number of tons of [***] (or Qualifying [***] Tons instead of [***]) which Buyer was obligated to purchase from Seller during the portion of that Fraction-Based Purchase Commitment Period falling on or prior to that December 31st pursuant to the Force Majeure Undertaking (that is, the amount in this subclause (II) being the Historical Unimin Factor multiplied by the number of tons of [***] Product actually purchased by Buyer during the portion of that Fraction-Based Purchase Commitment Period falling on or prior to that December 31st); and

(B) the Yearly Purchase Commitment with respect to each Contract Year within which the Force Majeure occurs shall be reduced as follows:

(I) in the Contract Year during which the Force Majeure begins by the sum of (X) the product of the following multiplication: (1) the Per Diem Yearly Tonnage Commitment for that Contract Year multiplied by (2) the number of days in the first three months of that Force Majeure (but if the Force Majeure commenced after October 1st, the number of days shall instead be the actual number of days of that Force Majeure that fell within that Contract Year), plus, if and only if the Force Majeure commenced prior to October 1st, (Y) the amount (if any) by which (1) the product of the following multiplication: (a) the number of days of the Fraction-Based Purchase Commitment Period pertaining to that Force Majeure which occurred during that Contract Year multiplied by (b) the Per Diem Yearly Tonnage Commitment for that Contract Year, exceeds (2) the number of tons of [***] (or Qualifying [***] Tons instead of [***]) which Buyer was obligated to purchase from Seller during the portion of that Fraction-Based Purchase Commitment Period falling within that Contract Year pursuant to the Force Majeure Undertaking (that is, the amount in this subclause (2) being the Historical Unimin Factor multiplied by the number of tons of [***] Product actually purchased by Buyer during the portion of that Fraction-Based Purchase Commitment Period falling within that Contract Year); and

(II) in each Contract Year after the Contract Year in which the Force Majeure begins and during which the Force Majeure continues to occur, by the sum of (X) the product of the following multiplication: (1) the Per Diem Yearly Tonnage Commitment for that Contract Year multiplied by (2) (A) if the Force Majeure commenced after October 1st of the immediately preceding Contract Year, then the amount by which 92 exceeds the actual number of days of that Force Majeure that fell within that immediately preceding Contract Year, or (B) if the Force Majeure did not commence after October 1st of the immediately preceding Contract Year, then zero, plus (Y) the amount (if any) by which (I) the product of the following multiplication: (a) the number of days of the Fraction-Based Purchase Commitment Period pertaining to that Force Majeure which occurred during that Contract Year multiplied by (b) the Per Diem Yearly Tonnage Commitment for that Contract Year, exceeds (II) the number of tons of [***] (or Qualifying [***] Tons instead of [***]) which Buyer was obligated to purchase from Seller during the portion of that Fraction-Based Purchase Commitment Period falling within that Contract Year pursuant to the Force Majeure Undertaking.

(v) “Per Diem Cumulative Tonnage Commitment” means, with respect to all days falling within a particular Contract Year, the following number of tons:

Contract Year:	Per Diem Cumulative Tonnage Commitment:
2005	[***]
2006	[***]
2007	[***]
2008	[***]
2009	[***]
2010	[***]

Wherever in this Section 11 the Per Diem Cumulative Tonnage Commitment is multiplied by a number of days, the multiplication must be performed separately for those days falling in different Contract Years (since the Per Diem Tonnage Commitment varies from year to year), and then the products of those separate multiplications must be added together.

(vi) “Per Diem Yearly Tonnage Commitment” means [***] for a day in each of Contract Year 2005 and 2006; and means [***] for a day in any Contract Year after 2006 if that Contract Year is not the Low Yearly Purchase Commitment Contract Year; and, if there is a Low Yearly Purchase Commitment Contract Year, it means, for a day in such Contract Year, an amount equal to the number of [***] that constitutes the Yearly Purchase Commitment for such Contract Year divided by [***].

(c) Notwithstanding the provisions of paragraph (b) of this Section 11, if due to a contingency or contingencies to which paragraph (a) of this Section 11 are applicable (i) Buyer entirely ceases production of the products for which it has used [***], (ii) such production cessation lasts for more than three consecutive months, (iii) such production cessation is due to a physical inability to produce such products, and (iv) such production cessation is not due in whole or in part to a decision by Buyer to cease production in light of market conditions for, or profitability of the continued sale of, one or more of Buyer’s products, then:

(i) the Cumulative Purchase Commitment with respect to each December 31st during the term of this Agreement falling after the date of the beginning of such contingency or contingencies shall be reduced by the product of the following multiplication: (1) the Per Diem Cumulative Tonnage Commitment for the Contract Year then ending multiplied by (2) the number of days (counting both the first and last day) from the commencement of such contingency or contingencies through the earlier of (A) the last day of such contingency or contingencies and (B) such December 31st; and

(ii) the Yearly Purchase Commitment with respect to each Contract Year within which any part of such contingency or contingencies fall shall be reduced by the product of the following multiplication: (1) the Per Diem Yearly Tonnage Commitment for that Contract Year multiplied by (2) the number of days of such contingency or contingencies falling within such Contract Year.

12. Allocation: If a shortage occurs in Seller’s supply of any Quartz Sand Products sold to Buyer pursuant to this Agreement for any reason, other than that which is wholly within the control of Seller, Seller may, without obligation to purchase a similar product from other sources, allocate among its divisions, subsidiaries and affiliates and among its customers, on a proportional basis based on purchases for the prior twelve months (after converting all purchased products to tonnages of [***]-type material or [***]-level feedstock material for the production of [***], and for the production of purer grades of Seller’s products that bear the name [***], as the case may be, needed to produce the purchased product). Subject to the continuing effect of the limitations contained in Section 3 hereof, Buyer’s allocation shall not be less than its proportional share of Seller’s supply as calculated pursuant to the immediately preceding sentence.

13. Breach and Termination: If either party is in material default under this Agreement, and such default is not remedied within sixty (60) days after written notice thereof is given to the party in default by the other party, said other party may, in addition to such other rights as are provided by law or this Agreement, terminate this Agreement at any time after the expiration of said period of sixty (60) days upon written notice to the party in default, provided, however, that, if such default is remedied prior to the giving of such notice of termination, no such written notice of termination shall be of any force or effect and this Agreement shall remain in full force and effect. The parties hereto agree that each of the following shall constitute a material default under this Agreement for purposes of this Section 13: (a) failures to deliver Quartz Sand Products, but only to the extent that such failure exceeds [***] Cumulative Purchase Commitment as of December 31st of the then-current Contract Year (excluding failures to deliver permitted pursuant to Section 11 or 12 hereof), (b) failures to pay for Quartz Sand Products pursuant to Section 9 hereof which substantially impair the value of this Agreement as a whole, (c) failure to pay any liquidated damages pursuant to Section 10 hereof, or (d) failure by Buyer to purchase and pay for, in a timely manner in accordance with the terms of the Prior Agreement, all [***] that was [***] established under Exhibit 1 to the Prior Agreement, including any [***] remaining in [***] as of December 31, 2004.

14. Warranties, Claims & Liabilities: SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER RELATING TO ANY QUARTZ SAND PRODUCTS, except that the

Quartz Sand Products sold by Seller to Buyer pursuant to this Agreement shall be in accordance with Appendices A, B and C to the Quality Procurement Specification document set forth as Schedule B hereto, and that Buyer shall receive good title free of lien or encumbrance. In the event any Quartz Sand Product delivered hereunder fails to meet the foregoing warranties (“non-conforming”), Buyer will notify Seller and Seller will arrange for disposition of said Quartz Sand Product, and Seller shall replace such non-conforming Quartz Sand Product with conforming Quartz Sand Product, F.O.B. Buyer’s plant. Buyer may withhold payment with respect to such non-conforming Quartz Sand Product on any invoice applicable to such non-conforming Quartz Sand Product until Seller has completed replacement in accordance with the preceding sentence. If Buyer shall fail to inform Seller in writing, within [***] days after shipment of any Quartz Sand Product from Seller’s plant, of any claim with respect to such Quartz Sand Product, Buyer shall have waived any rights or claims against Seller. Seller’s weights, taken at shipping points, shall govern unless proven to be in error. After delivery of Quartz Sand Products (including [***] under the [***]) to carrier at Seller’s Spruce Pine, North Carolina vicinity plants, Buyer assumes all risks and liability and Seller shall not be liable for any loss, damage, costs or expense of injury resulting from, relating to, or occurring in connection with the transport, handling, storage or use of Quartz Sand Products whether in manufacturing processes or otherwise, by Buyer, its agents or vendees unless caused by the failure of any Quartz Sand Product to meet the product Specifications set forth in Appendix A, B or C of Quality Procurement Specification document set forth in Schedule B hereto, or by defects in Seller’s packaging of any Quartz Sand Product. Subject to Section 10 hereof, whether or not negligent or otherwise culpable, neither Seller nor Buyer shall be liable for prospective profits or special, indirect or consequential damages on account of any breach hereunder, and (i) no recovery on a claim of any kind against Seller shall exceed the sales price plus transportation charges of any Quartz Sand Product sold in respect of which such claim is made, and (ii) no recovery on any claim-against Buyer of the type expressly covered under Section 10 hereof shall exceed the liquidated damages payable pursuant to said Section 10.

15. Confidentiality: (a) Buyer shall have the right to verify, at its own cost, the information certified to it by Seller pursuant to paragraph (e) under the “Prices for Other Quartz Sand Products” heading of Schedule A hereto, and Seller agrees to provide such documentation and such additional assistance, at Buyer’s expense, as may reasonably be requested by Buyer in connection therewith. Seller shall have the right to verify, at its own cost, Buyer’s compliance with any Force Majeure Undertaking, and Buyer agrees to provide such documentation and such additional assistance, at Seller’s expense, as may reasonably be requested by Seller in connection therewith. Any confidential information disclosed or learned in the course of any such verification or audit shall constitute Confidential Information for purposes of Section 7 hereof.

(b) If Buyer or Seller shall so request, any Confidential Information to be disclosed in the course of any verification performed under this Section 15 may be designated to be reviewed only by employees of a “Big 4” public accounting firm (a “Big 4 Firm”) retained by, and at the cost of, the party seeking the verification, and not by any employee of such party or of an Affiliate of such party, with the understanding that such Big 4 Firm shall be permitted to disclose the conclusions of its review to the retaining party, and provided that such Big 4 Firm shall first execute and deliver to the party whose information is being verified an undertaking by said Big 4 Firm and by each employee of such Big 4 Firm who will receive Confidential Information, in form and substance satisfactory in the reasonable judgment of the party whose information is being verified, promising to maintain the confidentiality of and to refrain from using, except for purposes of said verification, the Confidential Information afforded to them.

16. Authorized Signatures: Each party hereto represents that this Agreement is executed on its behalf by its duly authorized representative. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original for all purposes and all of which shall constitute one agreement. No modification, waiver or discharge hereof shall become effective unless signed by authorized representatives of the parties. This Agreement shall not be affected by the acknowledgment or acceptance by either party of an order acknowledgement, or similar forms or other documents which contain other or different terms or conditions.

17. Patent Infringement: Seller agrees to indemnify and hold harmless Buyer from and against any and all liability, damage and expense which may accrue to or be sustained by Buyer on account of any claim, suit or action made or threatened to be brought against Buyer for actual or alleged infringement of any patent covering any Quartz Sand Products sold by Seller to Buyer pursuant to this Agreement, as such, and Seller, at Buyer’s request, will defend at Seller’s expense, any such claim, suit or action.

18. Miscellaneous: The validity, performance, interpretation and effect of this Agreement and any controversy arising out of or in connection with this Agreement, or a breach thereof, shall be governed by the laws of the State of Ohio. Neither party’s failure to exercise any right hereunder, or to take any action permitted on the other party’s breach, shall be deemed a waiver thereof or of other rights or breaches of a like or different nature. Notice by one party to the other shall be effectively given by mailing the same, by first class mail, addressed to the recipient party at its address set forth in the introductory paragraph of this Agreement (or such other address as such party shall hereafter designate by written notice given in accordance herewith) and directed to the attention of the President of such party. Neither party may, without the written consent of the other party, assign this Agreement or any part hereof, except that either party may, without such consent, assign its rights and delegate its future obligations under this Agreement to a corporation which shall acquire all or substantially all of the business of such party to which this Agreement relates, provided that each party hereto shall cause a person or entity acquiring all or substantially all of the business of such party to which this Agreement relates to assume the obligations of such party hereunder. Any other purported assignment without required consent is void. Neither Seller shall sell substantially all the business which supplies Quartz Sand Products to Buyer under this Agreement nor shall Buyer sell substantially all the business which receives Quartz Sand Products from Seller under this Agreement, unless the purchaser of the business executes and delivers to the parties hereto a written instrument agreeing to be bound by the terms of this Agreement. Upon such a sale of substantially all the business by Buyer or Seller, the non-selling party shall not unreasonably refuse the written request of the selling party to release the selling party from its obligations under this Agreement (exclusive of its obligations with respect to purchases and sales and damages pertaining to the Contract Year during which such sale of the business occurred and prior Contract Years, and exclusive of confidentiality obligations). Section and subsection headings in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

19. Labor Dispute: Certain of Seller’s employees are members of collective bargaining unit(s) and Seller has labor agreement(s) with such unit(s). Accordingly, Seller shall:

(a) notify Buyer, at least six (6) months prior to the end of any labor contract term at a plant producing [***], of the termination date of that labor contract; and

(b) notify Buyer no later than one month prior to the expiry of such contract whether Seller has a contingency plan in place to endeavor to prevent interruption of supply.

20. Safety Warning and Handling:

PROLONGED INHALATION OF AIRBORNE CRYSTALLINE SILICA CONTAINED IN [***] CAN CAUSE RESPIRATORY DISEASE INCLUDING SILICOSIS, A PROGRESSIVE, INCAPACITATING AND SOMETIMES FATAL DISEASE OF THE LUNGS. IARC HAS DETERMINED THAT CRYSTALLINE SILICA INHALED FROM OCCUPATIONAL SOURCES CAN CAUSE CANCER IN HUMANS. THE RISK OF LUNG DISEASE IS INCREASED IF SMOKING IS COMBINED WITH SILICA RESPIRATION.

PROPER RESPIRATORY PROTECTION, SILICA DUST PREVENTION AND APPLICABLE HEALTH AND SAFETY REGULATORY PROTOCOL MUST BE STRICTLY OBSERVED AT ALL TIMES WHEN HANDLING SILICA BASED MATERIALS TO MINIMIZE RISK OF INJURY DUE TO INHALATION OF AIRBORNE SILICA.

SELLER WILL NOT BE LIABLE TO BUYER FOR ANY HARMFUL HEALTH EFFECTS THAT MAY BE CAUSED BY EXPOSURE TO SILICA-CONTAINING MATERIALS SOLD BY SELLER. Buyer warrants that it will adequately warn all of its employees and customers who may come in contact with any [***] sold by Seller to Buyer under this Agreement of the above-described health hazards. Further, Buyer warrants it will fully comply with all applicable health and safety regulations and orders that are applicable to the workplace handling of [***]. Buyer agrees that if Buyer resells any [***] sold by Seller to Buyer under this Agreement, Buyer will include, in its contract for resale, provisions which contain the full substance those set forth above in this section of this Agreement, including the foregoing safety warning.

21. Insolvency. Either Buyer or Seller will have the right to terminate this Agreement immediately upon the occurrence of any of the following events: (A) the other party’s insolvency; (B) the other party’s filing of a voluntary petition in bankruptcy; (C) the filing of an involuntary petition to have the other party bankrupt, provided it is not vacated within thirty (30) days from the date of filing; (D) the appointment of a receiver or trustee for the other party, provided such appointment is not vacated within thirty (30) days from the date of such appointment; or (E) the execution by the other party, made while insolvent, of a general assignment for the benefit of creditors.

22. Rejection of Returns of [***] Pallets and Drums: Buyer and Seller will work together in good faith, with competent representatives from each of them at appropriate levels within their respective organizations, to seek to achieve the substantial reduction of the rate of rejection by Seller of [***] pallets and empty [***] drums that Buyer seeks to return to Seller for reuse, considering both the reasonable needs of Seller in rejecting pallets and drums and the reasonable steps that Buyer may take to return pallets and drums so that pallets and drums are not in a condition in which Seller will reject them. These representatives will also seek to reach an agreement on limitation of the return for credit of [***] drums toward the end of the term of this Agreement, since those drums are used exclusively for packaging product shipped to Buyer.

23. Dispute Resolution: Before one party initiates litigation against the other party arising out of or relating to this Agreement, the parties hereto shall attempt in good faith to resolve the dispute arising out of or relating to this Agreement as specified in paragraphs (a) through (c) below, with the effect set forth in paragraphs (d) through (f) below:

(a) Without regard to whether one party has given the other party notice of a material default pursuant to Section 13 hereof (which notice commences a 60-day remedy period pursuant to said Section 13), either party may give the other party written notice of any dispute which has not been resolved. Within ten (10) days after receipt of such notice, each party shall designate an officer of such party to attempt to resolve the dispute.

(b) No later than twelve (12) days after such 10-day period expires, a designated officer of each party shall discuss the dispute with the officer designated by the other party by telephone or, if both such officers agree, in person, to attempt to resolve the dispute. Each such officer may choose to be accompanied, in such phone conference or meeting, by one or more employees of the party he or she represents.

(c) If such telephone conference or in-person meeting fails to resolve the dispute, no later than twenty-one (21) days after such telephone conference or meeting, the chief executive officers of the two parties shall discuss the dispute with each other by telephone or, if both such chief executive officers agree, in person, to attempt to resolve the dispute. Each such chief executive officer may choose to be accompanied, in such phone conference or meeting, by one or more employees of the party he or she represents, and by legal counsel of his or her choice.

(d) If such telephone conference or in-person meeting among chief executive officers fails to resolve the dispute, the parties hereto shall be entitled to seek all appropriate remedies in any court of competent jurisdiction in any matters arising out of or relating to this Agreement. In addition, notwithstanding anything to the contrary contained herein, each of the parties acknowledges that in the event of any actual or threatened breach of any confidentiality provisions contained in this Agreement or any attachment hereto, either party may immediately seek interim relief from a court of competent jurisdiction in order to prevent or limit such breach.

(e) Nothing in this Section 23 shall toll or stop the elapse of the 60-day remedy period provided in Section 13 hereof.

(f) All conduct, statements, exchanges of information, offers, negotiations, undertakings, assertions of position or agreements made in the course of the foregoing dispute resolution process pursuant to this Section 23 shall be considered part of a good faith effort to resolve a bona fide dispute between the parties and shall (i) not be deemed an acknowledgment or admission of any kind by either party, (ii) be deemed strictly confidential and shall not be disclosed or caused to be disclosed by the parties, and (iii) not be admissible for any purpose as evidence in any court or other proceedings between the parties.

Entire Agreement: This instrument, the Schedules and the Exhibit hereto ,contain the entire agreement between the parties relative to the subject matter covered herein and there are no representations, understandings or agreements, oral or written, which are not included herein. No printed provision of any Seller terms and conditions of sale or Buyer terms and conditions of purchase, or similar document, shall in any way.

[Remainder of page intentionally left blank.]

affect or supplement this Agreement, or be considered part of any agreement or contract between Buyer and Seller.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.

GE QUARTZ, INC.		UNIMIN CORPORATION

By:	/s/ Maryrose T. Sylvester	By:	/s/ H. Frederick Barnard, III
Name:	Maryrose T. Sylvester	Name:	H. Frederick Barnard, III
Senior Vice President/
Title:	President	Title:	Sales and Marketing

Date:	2/15/05	Date:	2/18/05

APPROVED as to take-or-pay aspect:

By:	/s/ Brian T. Gladden
Brian T. Gladden
Vice President
Chief Financial Officer, GE Advanced Materials

June 6, 2006

Mr. Sanjay Shah

Global Sourcing Leader

GE Quartz, Inc.

22557 West Lunn Road

Strongsville, Ohio 44149-4871

Dear Sanjay:

Reference is made to the Quartz Sand Products Purchase Agreement, effective the 15th day of February, 2005, (the “Agreement”) between Unimin Corporation and GE Quartz, Inc. All capitalized terms not defined in this letter shall have the same meaning given them in the Agreement.

I am writing to formalize our agreement regarding payment terms for Quartz Sand Products purchased and sold under the Agreement. Commencing on June 1, 2006 and continuing thereafter for the remainder of the term of the Agreement, unless Seller exercises the option described in the immediately succeeding sentence, Seller and Buyer hereby agree that the payment terms for all Quartz Sand Products purchased and sold under the Agreement shall be changed [***]. Seller and Buyer further agree that at Seller’s option and sole discretion, at any time hereafter, such payment terms shall revert back to [***] as originally provided in the Agreement upon fifteen days prior written notice from Seller to Buyer.

This letter sets forth Seller and Buyer’s entire agreement and understanding regarding the change to the payment terms for the Quartz Sand Products purchased and sold under the Agreement, and Seller’s option to revert back to the original payment terms as described above. Except as specifically modified herein, the Agreement is hereby ratified and affirmed in all other respects.

Legend

***	- indicates Confidential Terms redacted pursuant to Rule 406. Such redacted material has been filed separately with the Securities Exchange Commission.

Sanjay Shah

Global Sourcing Leader GE Quartz, Inc.

June 6, 2006

This letter is being transmitted to you by fax or as a PDF file transmitted by email. If you agree with the foregoing, please have a copy of this letter signed by a duly authorized person on behalf of Buyer and returned to us by fax or as a PDF file by email, whereupon the provisions of this letter will become binding upon Seller and Buyer.

Very truly yours,
UNIMIN CORPORATION

/s/ J. Stephen Booth
J. Stephen Booth
Vice President/Sales

AGREED:
GE QUARTZ, INC.

By:	/s/ Jerry W. Burris	6/6/2006
Name:	Jerry W. Burris
Title:	President and CEO